Exhibit 99.1

Contact:    Tracey Noe (Media)            Shep Dunlap (Investors)
+1 847 943 5678            +1 847 943 5454
news@mdlz.com            ir@mdlz.com

Mondelēz International Names Amit Banati
Executive Vice President and
Chief Financial Officer

CHICAGO, June 15, 2026 – Mondelēz International (Nasdaq: MDLZ) today announced the appointment of Amit Banati as Executive Vice President and Chief Financial Officer, effective July 1, 2026. He will report directly to Dirk Van de Put, Chair and Chief Executive Officer, and will be a member of the Mondelēz International Leadership Team. Following Banati’s appointment, Luca Zaramella will continue as Executive Vice President and Chief Operating Officer, focusing his leadership on the Company’s commercial operations, including its four geographical regions, corporate sales, marketing and supply chain functions.
Banati most recently served as Chief Financial Officer of Kenvue, Inc. Prior to Kenvue, he served as Vice Chair and Chief Financial Officer of Kellanova, formerly Kellogg Company. He began his career at Kellogg as President for the Asia Pacific, Middle East and Africa region, where he drove regional growth and transformation before being promoted to Senior Vice President and Chief Financial Officer. Prior to Kellogg, he held progressively responsible management, financial and strategic leadership roles at Proctor & Gamble, Cadbury Schweppes and Mondelēz predecessor company Kraft Foods following the Cadbury acquisition.
“Amit is a highly experienced CFO who brings a strong blend of financial leadership and commercial acumen spanning multiple consumer businesses,” Van de Put said. “His track record of delivering results and building talent across large, global businesses as a CFO, alongside his breadth of general management and emerging market experience, will provide important perspective to our leadership team. I look forward to working with him to deliver against our strategic growth agenda.”
“I want to thank Luca for his outstanding contributions over eight years as CFO, during which he played a pivotal role in shaping our financial strategy and strengthening our company,” Van de Put added. “We will continue to benefit from his strong leadership as Chief Operating Officer, focusing on driving durable, profitable growth and value creation.”
“I am delighted to rejoin Mondelēz International,” said Banati. “I am excited to return to a company and set of brands that I know well. The company has an iconic portfolio, an advantaged global footprint and a talented team. I look forward to working closely with Dirk and the entire team to advance the company’s strategy, achieve its significant growth potential and continue its strong track record of profitable growth.”

About Mondelēz International
Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2025 net revenues of approximately $38.5 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, Ritz, LU, Clif Bar and Tate's Bake Shop biscuits and baked snacks, as well as Cadbury Dairy Milk, Milka and Toblerone chocolate. Mondelēz International is a proud member of the Dow Jones Best-in-Class North America and World Indices, formerly Dow Jones Sustainability Indices. Visit www.mondelezinternational.com or follow the company on X at x.com/MDLZ.
Forward-Looking Statements
This press release contains forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “plan,” “continue” and similar expressions are intended to identify these forward-looking statements, including, but not limited to, statements of belief or expectation and statements about Mondelēz International’s leadership position in snacking. These forward-looking statements are subject to change and to inherent risks and uncertainties, many of which are beyond Mondelēz International’s control, which could cause Mondelēz International’s actual results or outcomes to differ materially from those projected or assumed in these forward-looking statements. Please also see Mondelēz International’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be other factors not presently known to Mondelēz International or which it currently considers to be immaterial that could cause Mondelēz International’s actual results to differ materially from those projected in any forward-looking statements it makes. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.